UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 23, 2008

Annaly Capital Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
(State or Other Jursidiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On January 23, 2008, Annaly Capital Management, Inc. (the "Company") issued a press release announcing that it has agreed to the sale of 51,000,000 shares of its common stock at $19.25 per share for estimated gross proceeds of approximately $981.8 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 7,650,000 shares of common stock to cover over-allotments. The Company expects to close the transaction on or about January 29, 2008. The Company's press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.

         (d) Exhibits:

                          99.1    Press Release, dated January 23, 2008 issued by Annaly Capital Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

		By:	/s/ Kathryn Fagan
			Name:	Kathryn Fagan
			Title:	Chief Financial Officer

Dated:	January 23, 2008